Electronic Articles of Incorporation For

P12000035259
FILED
April 12, 2012
Sec. Of State
mdickey

DIGITAL BLUE DOG INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

DIGITAL BLUE DOG INC.

Article II

The principal place of business address:

2147 PORTER LAKE DRIVE
SUITE G
SARASOTA, FL. US 34240

The mailing address of the corporation is:

2147 PORTER LAKE DRIVE
SUITE G
SARASOTA, FL. US 34240

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

JOHN R BOYLE
2147 PORTER LAKE DRIVE
SUITE G
SARASOTA, FL. 34240

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JOHN R. BOYLE

P12000035259
FILED
April 12, 2012
Sec. Of State
mdickey

Article VI

The name and address of the incorporator is:

JOHN R. BOYLE
2147 PORTER LAKE DRIVE
SUITE G
SARASOTA, FL 34240

Electronic Signature of Incorporator: JOHN R. BOYLE

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
JOHN R BOYLE
2147 PORTER LAKE DRIVE, SUITE G
SARASOTA, FL. 34240 US

Article VIII

The effective date for this corporation shall be:

04/07/2012